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Exhibit 10.8

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of May 19, 2004, is entered into by and among the lenders signatory hereto (the "Lenders"), CONGRESS FINANCIAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "Agent"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as documentation agent ("Documentation Agent"), and LERNER NEW YORK, INC., a Delaware corporation ("Lerner") and LERNCO, INC., a Delaware corporation ("Lernco" and together with Lerner, "Borrowers" and each a "Borrower").

RECITALS

        A.    Borrowers, Agent, Documentation Agent and the Lenders have previously entered into that certain Amended and Restated Loan and Security Agreement, dated March 16, 2004 (the "Loan Agreement"), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

        B.    Borrowers, Agent, Documentation Agent and the Lenders now wish to amend the Loan Agreement on the terms and conditions set forth herein in order to, among other things, allow the Borrowers to incur Indebtedness of up to $75,000,000 pursuant to a loan agreement with Ableco Finance LLC, in its capacity as agent for the lenders party thereto.

        C.    Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's, Documentation Agent's or any Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.    Amendment to Loan Agreement.

          (a)   The following defined terms are hereby added to Section 1 of the Loan Agreement:

            1.1.1     "Ableco Agent" shall mean Ableco in its capacity as agent for the lenders party to the Ableco Loan Agreement, or any successor agent for the lenders party to the Ableco Loan Agreement.

            1.1.2     "Ableco Loan" shall mean the Indebtedness of Borrowers incurred pursuant to the Ableco Loan Documentation.

            1.1.3     "Ableco Loan Agreement" shall mean that certain Term Loan and Security Agreement, dated as of May 19, 2004, by and among the lenders party thereto, Ableco Agent, and Borrowers, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

            1.1.4     "Ableco Loan Documentation" shall mean the Ableco Loan Agreement and all documents, agreements and instruments related thereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

            1.1.5     "Ableco Loan Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of May 19, 2004, by and between the Ableco Agent and Agent and acknowledged by Borrowers and the Obligors, as the same may be amended, modified or supplemented from time to time.

          (b)   Section 1.7 of the Loan Agreement is hereby amended by adding the following sentence to the end of such definition:

      "Notwithstanding anything herein to the contrary, Aozora Bank, Ltd. shall be deemed to be an Affiliate of Ableco for purposes of the Eligible Transferee definition."

          (c)   Section 1.22 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.22     "Bank Product Reserve" shall mean any and all reserves that Agent may establish from time to time, in its sole discretion, for the Bank Products then provided and outstanding so long as either (i) such reserve was established by Agent at the time the Bank Product related thereto was provided by a Bank Product Provider or (ii) such reserve was established with the consent of the Required Term Loan Lenders; provided, however, at all times during which any obligations of any Borrower are outstanding with respect to any Hedging Transaction, Agent shall establish and maintain a reserve in an amount equal to such obligations (calculated on a marked to market basis) as of any date of determination."

          (d)   The defined terms set forth in Sections 1.24, 1.25, 1.26 and 1.144 of the Loan Agreement are hereby replaced with "[Reserved]".

          (e)   Section 1.38(e) of the Loan Agreement is hereby amended to read as follows:

      "(e) the occurrence of any "Change of Control" as defined in the Ableco Loan Documentation."

          (f)    Section 1.69 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.69     "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any other Affiliate of such Lender; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent (except that no such Agent approval is required with regard to the Term Loan); and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) except with respect to an assignment of the Term Loan by Ableco to a Borrower pursuant to that certain Agreement Regarding Assignments dated March 16, 2004 among the Borrowers and Ableco and subject to the terms of Section 2.3(d) hereof, no Borrower, Obligor, Affiliate of any Borrower or Obligor, BSMB or any Affiliate of BSMB shall qualify as an Eligible Transferee, (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Obligor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree and (iii) no Person that is organized under the laws of a jurisdiction other than the United States or any state thereof shall qualify as an Eligible Transferee pursuant to clause (d) above unless, at the time such Person becomes a Lender hereunder, such Person qualifies for an exemption from the withholding of taxes imposed by the United States or waives its right to receive any additional payments pursuant to Section 6.4(d) hereof on account of such Taxes (other than Covered Taxes)."

          (g)   Section 1.122 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.122     "Leverage Ratio" shall mean, at the end of any fiscal month, the ratio computed for the period consisting of twelve consecutive fiscal months ended on such date of (a) the principal amounts of the Loans and any other secured Indebtedness of any Borrower (other than the Ableco Loan or any refinancing of the Ableco Loan permitted by this Agreement) that are outstanding as of the last day of such period to (b) Borrowers' EBITDA for such period."

          (h)   Section 1.123 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.123     "Leverage Ratio (Funded)" shall mean, at the end of any fiscal month, the ratio computed for the period consisting of twelve consecutive fiscal months ended on such date of (a) the principal amounts of the Loans and any other secured Indebtedness of any Borrower (other than Letter of Credit Accommodations and the Ableco Loan or any refinancing of the Ableco Loan permitted by this Agreement) that are outstanding as of the last day of such period to (b) Borrowers' EBITDA for such period."

          (i)    Section 1.147 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.147     "Obligations" shall mean the Term Loan, any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower to Agent or any Lender and/or any of their Affiliates, including all obligations arising under or in connection with Bank Products, whether consisting of principal, interest, charges, fees, costs and expenses, fees relating to Letters of Credit even if such fees were incurred prior to the date of the Original Loan Agreement, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower or any Guarantor or Obligor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured; provided, however, Obligations shall not include the Ableco Loan or any other obligations or liabilities owed to any person by any Borrower or Obligor pursuant to the Ableco Loan Documentation."

          (j)    Section 1.165 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.165     "Qualified Cash" shall mean, as of any date of determination, the amount of cash carried by any Borrower on its balance sheet, other than cash in the Cash Collateral Account or any Blocked Account, which is in an account subject to a Deposit Account Control Agreement and with respect to which Agent has received statements of the available balances thereof from the bank or other financial institution at which such account is maintained which confirm such amounts; provided, however, for purposes of any calculation of the amount of Qualified Cash that may be required under the provisions of this Agreement, such calculation shall not include any proceeds of the Ableco Loan then contained in any such account or otherwise held by any Borrower."

          (k)   Section 8.14 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "8.14     Restrictions on Subsidiaries.    Except for restrictions contained in this Agreement, the Covenant Agreement, the Transition Services Agreement, the Ableco Loan Documentation or any other agreement with respect to Indebtedness of any Borrower permitted hereunder as in effect on the date hereof (or hereafter in effect pursuant to any refinancing thereof permitted under the terms of this Agreement), there are no contractual or consensual restrictions on any Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrowers, (ii) between any Borrower and any Subsidiary of a Borrower, or (iii) between any Subsidiaries of any Borrower or (b) the ability of any Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral."

          (l)    Schedule 8.15 to the Loan Agreement is hereby amended by adding the Ableco Loan Documentation thereto.

          (m)      A new subsection (f) is hereby added to Section 9.6 which reads as follows:

      "(f)  As and when provided to the Ableco Agent, Borrowers shall provide to Agent a copy of each (i) enterprise valuation report provided by Borrowers pursuant to Section 7.7(b) of the Ableco Loan Agreement and (ii) compliance certificate and calculations provided by Borrowers pursuant to Section 9.6(a) of the Ableco Loan Agreement."

          (n)   Section 9.8 of the Loan Agreement is hereby amended by deleting the "and" at the end of subsection (k) thereof, replacing the "." at the end of subsection (l) thereof with "; and" and adding the following subsection (m) thereto:

      "(m)  to the extent subject to the Ableco Loan Intercreditor Agreement, the liens and security interests of (i) the Ableco Agent in the Collateral securing the Ableco Loan or (ii) of any other lender or agent party to any refinancing of the Ableco Loan permitted under the terms of this Agreement which liens and security interests secure such refinancing Indebtedness."

          (o)   Section 9.9(d) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "(d)   the Ableco Loan and guaranties thereof by the Obligors so long as the outstanding principal amount thereof does not exceed $75,000,000 minus all principal payments made with respect thereto and provided, that, (i) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the Ableco Loan Documentation in any way which causes the terms thereof to be, when taken as a whole, materially more adverse to Borrowers, Agent or any Lender than previously existed or which amends, modifies, alters or changes the payment terms thereof so as to increase the amount, frequency or maturity date of any payments thereof, (B) grant any liens or security interests in a Borrower's or Obligor's assets to secure such Indebtedness unless a lien or security interest in such assets is also granted to Agent to secure the Obligations or (C) prepay, redeem, retire, defease, purchase or otherwise acquire such Indebtedness except pursuant to repayments thereof permitted under Section 9.10(a)(ii) hereof, or set aside or otherwise deposit or invest any sums for such purpose, (ii) Borrowers furnish to Agent all (A) notices or demands in connection with such Indebtedness either received by any Borrower or on its behalf promptly after the receipt thereof, or sent by any Borrower or on its behalf concurrently with the sending thereof, as the case may be and (B) amendments, modifications, alterations or changes to the Ableco Documentation as and when entered into by the parties thereto and (iii) without limiting any other provision of this Agreement, any refinancing of such Indebtedness is not on terms which, taken as a whole, are materially more adverse to Borrowers, Agent or any Lender than previously existed and the principal amount of such Indebtedness as refinanced does not exceed the previously outstanding principal balance of such Indebtedness;"

          (p)   Schedule 9.9(h) is hereby amended by:

            (i)    replacing item 1 thereof with the following "1. Promissory Note in favor of Nevada Receivable Factoring, Inc. in the principal amount of $120,815,000 (such Note to be cancelled in the event of consolidation)"; and

            (ii)   replacing item 2 thereof with the following "2. Promissory Note in favor of Lernco, Inc. in the principal amount of $35,063,959".

          (q)   Section 9.10(a)(ii) of the Loan Agreement is hereby amended to read as follows:

      "(ii)  the Ableco Loan unless (A) repaid from proceeds of a refinancing thereof permitted under the terms of this Agreement, (B) repaid from proceeds of Collateral or insurance required to be remitted to the Ableco Agent pursuant to the terms of the Ableco Loan Intercreditor Agreement, (C) repaid from the net cash proceeds received by Borrowers from an IPO or other issuance or sale of, or capital contribution in respect of, any capital stock or other equity securities of NY&Co after the date hereof, or (D) with respect to any other principal payment thereof (1) at all times during the thirty (30) day period immediately prior to such payment and after giving effect to such payment, Borrowers have Excess Availability plus Qualified Cash of no less than $40,000,000, (2) Borrowers' EBITDA for the twelve-month period most recently ended is $55,000,000 or more and (3) both before and after giving effect to such payment, no Default or Event of Default exists or would occur, and"

          (r)   Section 9.11(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "(c)   Borrowers may pay (directly or indirectly) dividends to NY&Co to the extent required to permit NY&Co to repurchase Capital Stock consisting of common or preferred stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (A) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) such repurchase shall be paid with funds legally available therefor, (C) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Lerner is a party or by which Lerner or its properties are bound, and (D) the amount of all payments for such repurchases in any calendar year shall not exceed $5,000,000 in the aggregate for both Borrowers; provided, however, that the foregoing amount may be increased by an additional amount not to exceed $10,000,000 if Borrowers have Excess Availability plus Qualified Cash of at least $40,000,000 after giving effect to such payments;"

          (s)   Section 9.11(d) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "(d)   Borrowers may pay dividends (directly or indirectly) to NY&Co for annual management fees and cost reimbursement payable to Bear Stearns Merchant Manager II,

    LLC, pursuant to the terms of the Advisory Services Agreement dated as of November 27, 2002 (the "Advisory Agreement"), as in effect on the date of the Original Loan Agreement, so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) such fees do not exceed (A) an aggregate annual amount of up to the greater of $750,000 or two and one-half percent (2.5%) of the EBITDA for the fiscal year to which such fees relate or (B) $4,000,000 in the aggregate with respect to fees payable pursuant to Section 3(e) of the Advisory Agreement upon the consummation of an IPO."

          (t)    Section 9.11(i) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "(i)    upon receipt of all cash proceeds of the Ableco Loan, Borrowers may pay dividends (directly or indirectly) to NY&Co for the redemption of its preferred stock held by the Persons and/or entities listed on Schedule 9.11(i) hereto (except as otherwise indicated on such Schedule 9.11(i)) and the payment of transaction fees and expenses in connection therewith, in an amount not to exceed, in the aggregate for all such dividends made pursuant to this Section 9.11(i), $80,000,000; and"

          (u)   Schedule 9.11(i) attached to this Amendment is hereby added to the Loan Agreement as Schedule 9.11(i) thereto.

          (v)   Section 9.16 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "9.16   Limitation of Restrictions Affecting Subsidiaries.  No Borrower shall, directly or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of any Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or any of its Subsidiaries; (b) make loans or advances to such Borrower or any of its Subsidiaries, (c) transfer any of its properties or assets to such Borrower or any of its Subsidiaries; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or any of its Subsidiaries, (v) any agreement relating to Indebtedness incurred by a Subsidiary of such Borrower prior to the date on which such Subsidiary was acquired by such Borrower and outstanding on such acquisition date that is permitted under the terms of this Agreement, (vi) the extension or continuation of contractual obligations in existence on the date of the Original Loan Agreement, (vii) the Ableco Loan Documentation and (viii) any agreement relating to a refinancing of Indebtedness permitted under the terms of this Agreement; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued."

          (w)  Section 10.1(e) of the Loan Agreement is hereby amended to read:

            "(e)   except as permitted by Section 9.7, any Borrower or any Obligor dissolves or any Borrower suspends or discontinues doing business;"

          (x)   Section 10.1(q) of the Loan Agreement is hereby amended to read "[Reserved].".

          (y)   Section 10.2(d)(v) of the Loan Agreement is hereby amended by replacing the words "Purchased Assets" contained therein with the words "Transferred Assets".

          (z)   Section 11.3(a)(iv)(D) of the Loan Agreement is hereby amended to read "[Reserved].".

          (aa) The following is hereby added to the Loan Agreement as Section 14.10:

            "14.10     Effect of Ableco Loan Intercreditor Agreement.  So long as the Ableco Loan Intercreditor Agreement remains in effect, no Borrower, Guarantor or Obligor shall have any liability to Agent or any Lender for failing to carry out any action required under the terms of this Agreement if such action is expressly prohibited under the terms of the Ableco Loan Intercreditor Agreement."

          (bb) The first adjustment item listed on Schedule 1.60(a) to the Loan Agreement is hereby amended and restated to read as follows:

            "Plus: One-time expenses incurred in connection with the closing of this Agreement and the transactions contemplated to occur on the Closing Date and the consummation of the Ableco Loan financing and the transactions contemplated to occur in connection therewith, in an amount not to exceed $9,000,000 in the aggregate"

        2.    NY&Co Name Change; Amendment to Guaranties.

          (a)   Notwithstanding the provisions of Section 9(a)(ii)(A) of the Guaranty by NY&Co in favor of Agent which requires that Agent receive no less than thirty (30) days prior written notice of any change in NY&Co's name, Agent agrees that NY&Co may, prior to the expiration of thirty (30) days after the date hereof, change its name to "New York & Company, Inc." so long as the other provisions of Section 9(a)(ii) of such Guaranty are complied with.

          (b)   Section 9.9(g) of each Guaranty is hereby amended by deleting the "and" at the end of subsection (vi) thereof, replacing the "." at the end of subsection (vii) thereof with "; and" and adding the following subsection (viii) thereto:

            "(viii) to the extent subject to the Ableco Loan Intercreditor Agreement, the liens and security interests of (A) the Ableco Agent in the Collateral securing the Ableco Loan or (B) of any other lender or agent party to any refinancing of the Ableco Loan permitted under the terms of the Loan Agreement which liens and security interests secure such refinancing Indebtedness."

        3.    Effectiveness of this Amendment.    Agent must have received the following items, each in form and content acceptable to Agent, and be satisfied that the following conditions have been met, before this Agreement is effective:

          (a)   this Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties;

          (b)   for the ratable benefit of the Revolving Loan Lenders, a non-refundable accommodation fee in the amount of One Hundred Thousand Dollars ($100,000), which fee is fully-earned as of, and due and payable on the date hereof;

          (c)   the Ableco Loan Documentation;

          (d)   the Ableco Loan Intercreditor Agreement, duly executed or acknowledged by each party thereto;

          (e)   no Default or Event of Default shall exist;

          (f)    the representations and warranties set forth herein and in the Loan Agreement must be true and correct;

          (g)   all other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

        4.    Representations and Warranties.    Each Borrower represents and warrants as follows:

          (a)    Authority.    Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

          (b)    Enforceability.    This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

          (c)    Due Execution.    The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower.

        5.    Choice of Law.    The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

        6.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

        7.    Reference to and Effect on the Financing Agreements.

          (a)   Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

          (b)   Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent, Documentation Agent and the Lenders.

          (c)   The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent, Documentation Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

          (d)   To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

        8.    Ratification.    Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

        9.    Integration.    This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

        10.    Severability.    In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        11.    Ratification of Term Loan Assignment.    The parties hereto hereby ratify the prior assignments of portions of Ableco's interests in and rights to the Term Loan (under the terms of the Loan Agreement) to certain of its Affiliates, notwithstanding that such Persons may not have constituted Eligible Transferees under the terms of the Loan Agreement prior to giving effect to this Amendment.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LERNER NEW YORK, INC., a Delaware corporation
By:	/s/ RONALD RISTAU
Name:
Title:
LERNCO, INC., a Delaware corporation
By:	/s/ RONALD RISTAU
Name:
Title:

CONGRESS FINANCIAL CORPORATION, a Delaware corporation as Agent and as a Lender
By:	/s/ JOHN WILLIAMEE, JR.
Name:	John Williamee, Jr.
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Documentation Agent and as a Lender
By:	/s/ MANUEL R. ROGERS
Name:	Manuel R. Rogers
Title:	Vice President
LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, Inc., as agent for Standard Federal Bank, National Association, as a Lender
By:	/s/ CRAIG G. NUTBROWN
Name:	Craig G. Nutbrown
Title:	Vice President
ABLECO FINANCE LLC, on its behalf and on behalf of its assignees as Lenders
By:	[illegible]
Name:
Title:

ACKNOWLEDGEMENT BY GUARANTORS

Dated as of May 19, 2004

        Each of the undersigned, being a Guarantor (each a "Guarantor" and collectively, the "Guarantors") under their respective Amended and Restated Guaranty and Security Agreements, each dated as of March 16, 2004, made in favor of Agent (as amended, modified or supplemented, each a "Guaranty" and collectively, the "Guaranties"), hereby (a) acknowledges and agrees to the foregoing First Amendment to Amended and Restated Loan and Security Agreement (the "Amendment"), (b) agrees to the amendment to each Guaranty set forth in Section 2(b) of the Amendment, and (c) confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, (x) upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), "thereunder", "thereof" or words of like import referring to the "Loan Agreement", shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment and (y) Section 9.9(g) of each Guaranty shall be amended as set forth in Section 2(b) of the Amendment. Although Agent has informed Guarantors of the amendments to the Loan Agreement as set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that none of Agent, Documentation Agent or any Lender has any duty under the Loan Agreement, the Guaranties or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

NY & CO. GROUP, INC., a Delaware corporation
By:	/s/ RONALD RISTAU
Name:
Title:
LERNER NEW YORK HOLDING, INC., a Delaware corporation
By:	/s/ RONALD RISTAU
Name:
Title:
NEVADA RECEIVABLE FACTORING, INC., a Nevada corporation
By:	/s/ RONALD RISTAU
Name:
Title:
ASSOCIATED LERNER SHOPS OF AMERICA, INC., a New York corporation
By:	/s/ RONALD RISTAU
Name:
Title:
LERNER NEW YORK GC, LLC, an Ohio limited liability company
By:	/s/ RONALD RISTAU
Name:
Title:

Schedule 9.11(i)

NY & Co. Group, Inc. Preferred Stock Holders

BSMB/NYCG LLC[1]
Richard Crystal
Ronald Ristau
Steve Newman
Kevin Finnegan
Charlotte Neuville
Sandra Brooslin
Matt Gluckson
Stuart Fishman
Steve Ellis
Patty Lane
Randy Krevat
John DeWolf III
Robert Madore

1
BSMB/NYCG LLC will retain one share of Preferred Stock.

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FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
RECITALS
AGREEMENT
ACKNOWLEDGEMENT BY GUARANTORS Dated as of May 19, 2004
Schedule 9.11(i) NY & Co. Group, Inc. Preferred Stock Holders